UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2020

Sypris Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24020	61-1321992
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Bullitt Lane, Suite 450
Louisville, Kentucky		40222
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (502) 329-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SYPR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 28, 2020, the board of directors (the “Board”) of Sypris Solutions, Inc. (the “Company”) increased the size of the Board from seven to eight directors and elected Gary L. Convis as a Class II member of the Board. Mr. Convis was previously a director from November 2013 until May 2019.

The Board has determined that Mr. Convis is independent and meets the applicable independence requirements of the NASDAQ Stock Market. There have been no transactions since the beginning of the Company’s last fiscal year, and there are no currently proposed transactions, in which the Company was or is to be a participant and in which Mr. Convis or any member of his immediate family had or will have any interest, that are required to be reported under Item 404(a) of Regulation S-K. There are no arrangements or understandings pursuant to which Mr. Convis was selected as a director of the Company.

Mr. Convis will be compensated in accordance with the Sypris Solutions, Inc. Directors Compensation Program on the same basis as each of the other non-employee directors.

In connection with the election, the Board has appointed Mr. Convis as a member of the Audit and Finance Committee and the Compensation Committee.

The full text of the press release is set forth in Exhibit 99.1 hereto.

Item 9.01     Financial Statements and Exhibits

Exhibit
Number	Description

99.1	Press release issued July 29, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 29, 2020	Sypris Solutions, Inc.

/s/ Anthony C. Allen
	By:	Anthony C. Allen
Vice President and Chief Financial Officer